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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2001 (October 19, 2001)

SIMON PROPERTY GROUP, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

115 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA (Address of principal executive offices)	46204 (Zip Code)

Registrant's telephone number, including area code: (317) 636-1600

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

    On October 19, 2001, Simon Property Group, Inc., the general partner of Simon Property Group, L.P., issued a press release regarding expected third quarter charges and funds from operations. A copy of that press release is filed as Exhibit 99 to this report and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits
99	Press Release dated October 19, 2001

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. By:

Dated: October 21, 2001	SIMON PROPERTY GROUP, L.P.
	By:	Simon Property Group, Inc., General Partner
	By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett, Executive Vice President and Chief Financial Officer

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SIGNATURE